Exhibit 99.2

ACCURAY NAMES LIONEL HADJADJEBA CHIEF COMMERCIAL OFFICER

Chief Operating Officer Position Eliminated

SUNNYVALE, Calif., April 27, 2017— Accuray Incorporated (Nasdaq: ARAY) today reported the appointment of Lionel Hadjadjeba as senior vice president, chief commercial officer effective immediately. The chief commercial officer position will provide a high level of focus, accountability and urgency required to build upon the Company’s recent order momentum while driving increased corporate and regional level coordination and alignment across the commercial organization.

“While we are encouraged by the continued momentum in order growth, as evidenced by the fiscal third quarter order growth of 49% reported today, our revenue growth has not kept pace with our order performance,” said Josh Levine, president and chief executive officer.  “As a result, in addition to Lionel’s promotion we have implemented several organizational changes designed to create a flatter, more efficient executive level structure that improves market responsiveness, and enables a better line of sight into the Company’s commercial activities. This restructuring includes the elimination of the chief operating officer position held by Kelly Londy. Kelly will be staying with the Company through the end of the fiscal year to ensure a smooth transition and I deeply appreciate her many contributions to Accuray over the past six years.  At the same time, I look forward to working directly with Lionel and the rest of our commercial leadership team to achieve our objectives.”

Mr. Hadjadjeba who joined Accuray in 2012 and most recently served as senior vice president, world-wide commercial, is a medical doctor who specialized in internal medicine and hemato-oncology.  He received his MBA from HEC in France and has worked 25+ years in the pharmaceutical and medical device industries holding executive positions in sales, marketing, clinical research, health economics and general management with companies such as Haemonetics Corporation, Life Technologies Corporation and Medtronic. Under today’s announced corporate structure, Mr. Hadjadjeba reports directly to Mr. Levine.

Another key element of the organizational changes is the transfer of the revenue management function to Kevin Waters, the Company’s senior vice president, chief financial officer. This organizational change includes the creation of a dedicated vice president of revenue management role reporting directly to Mr. Waters. This position will be responsible for overseeing revenue forecasting and the end to end order-to-revenue process by working closely with our regional installation, service and commercial teams to ensure the Company is effectively driving revenue conversion from backlog.

About Accuray

Accuray Incorporated (Nasdaq: ARAY) is a radiation oncology company that develops, manufactures and sells precise, innovative tumor treatment solutions that set the standard of care with the aim of helping patients live longer, better lives. The company’s leading-edge technologies deliver the full range of radiation therapy and radiosurgery treatments. For more information, please visit www.accuray.com.

Safe Harbor Statement

Statements made in this press release that are not statements of historical fact are forward-looking statements and are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this press release relate, but are not limited, to the effect of the reported management changes, including without limitation the anticipated impact on the company’s ability to convert backlog into revenue and corporate structure efficiencies, and Accuray’s leadership position in radiation oncology innovation and technologies.  Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from expectations, including but not limited to the risks detailed from time to time under the heading “Risk Factors” in the company’s report on Form 10-K, which was filed on August 24, 2016, the company’s reports on Form 10-Q, which were filed on November 1, 2016 and February 3, 2017 and as updated periodically with the company’s other filings with the SEC.

Forward-looking statements speak only as of the date the statements are made and are based on information available to the company at the time those statements are made and/or management’s good faith belief as of that time with respect to future events.  The company assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.  Accordingly, investors should not put undue reliance on any forward-looking statements.